EXHIBIT 99.1

           ZONE4PLAY CONSIDERING SPIN-OFF OF ITS MULTIPLAYER BLACKJACK
                         TOURNAMENTS GAMING TECHNOLOGY

WILMINGTON, Delaware, June 20, 2006 - Zone 4 Play, Inc. ("Zone4Play" or the "Company") (OTCBB: ZFPI.OB - NEWS), a leading developer of interactive gaming technology, announced today that it is considering to spin-off to its shareholders its newly-developed multiplayer Blackjack tournaments gaming technology (the "Software"). The spin-off company -"Newco" will, as a separate entity, further develop and market the Software, enabling internet users to participate in multiplayer Blackjack tournaments. Final schedule of the contemplated spin-off transaction if any, has not yet been determined. Zone4Play's decision to proceed is dependent on the results of a regulatory and tax analysis that has not been completed.

If the transaction proceeds, Zone4Play intends to incorporate Newco as an off-shore company that will purchase the Software from Zone4Play based on a valuation that has been prepared by an independent economist. In addition, Zone4Play may lend seed capital to Newco in the anticipated amount of $2 million, to be secured by all assets of Newco. Thereafter, Zone4Play's board of directors will announce and set a record date for a dividend distribution of the shares of Newco to its shareholders, on a one-to-one pro rata basis as of such record date.

Newco, through two fully owned entities, will have two main business models: one to market the product directly to consumers and the second to further develop and license the Software to third parties based on a license fee and revenue share basis.

"We believe that the spinoff transaction is the preferred way to pursue this business opportunity for the benefit of our shareholders", said Shimon Citron, CEO of Zone4Play. "Zone4Play will maintain its current business as a software and technology developer and provider to the interactive gaming industry, delivering cross-platform systems that are built for mass participation gaming over all interactive platforms and to be a major part of the next generation gaming industry"

For further information, please refer to Zone4Play's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 20, 2006.

ABOUT ZONE4PLAY:

Zone4Play, a leading developer of interactive software and technology for the betting and gaming industry, delivers cross-platform solutions that are built for mass participation gaming. Zone 4 Play is a software and technology provider to UK bookmakers, online gaming operators, betting exchanges and to US cable, satellite and hospitality service providers, delivering online solutions, mobile solutions, interactive TV solutions and participating SMS-TV solutions. Zone4Play works with industry giants such as British Telecom, Coral Eurobet, Betfair, Channel 5 (UK), cablevision and Lodgenet .For more information visit http://www.Zone4Play.com, the content of which is not part of this press release.

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Safe Harbor

This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. For example, when we say that the spinoff transaction is the preferred way to pursue this business opportunity for the benefit of our shareholders, or that Zone4Play will maintain its current business as a software and technology developer and provider to the interactive gaming industry, delivering cross-platform systems that are built for mass participation gaming over all interactive platforms and to be a major part of the next generation gaming industry, we are using a forward looking statement. These forward-looking statements are based on the current expectations of the management of Zone4Play only, and are subject to a number of factors and uncertainties that could cause actual results, performance or achievements of Zone4Play, including revenues, income and expenses, to differ materially from those described in or implied by these forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in technology and market requirements; decline in demand for Zone4Play's products; inability to timely develop and introduce new technologies, products and applications; loss of market share and pressure on pricing resulting from competition, strength and growth of the gaming industry, gaming regulatory environment, and other factors over which Zone4Play may have little or no control. Zone4Play undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risk and uncertainties affecting Zone4Play, reference is made to Zone4Play's reports filed from time to time with the Securities and Exchange Commission.

PRESS CONTACT: Caroline Cohen, Koteret Public Relations.
Email: Caroline_c@koteret.com or Tel: +972-3-575-5778 x112.